#703190 v4
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#703190 v4
THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT AND NEITHER THIS NOTE NOR THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE HAVE BEEN REGISTERED UNDER APPLICABLE CANADIAN OR U.S. FEDERAL OR APPLICABLE STATE SECURITIES LAWS. THESE SHARES MAY NOT BE SOLD OR TRANSFERRED EXCEPT IN COMPLIANCE WITH APPLICABLE RULES OF THE CANADIAN VENTURE EXCHANGE, THE ALBERTA SECURITIES COMMISSION AND U.S. FEDERAL AND APPLICABLE STATE SECURITIES LAWS.

                           CONVERTIBLE PROMISSORY NOTE


April 3, 2001                    Houston, Texas                      $180,000.00

     FOR VALUE RECEIVED, the undersigned, Carpatsky Petroleum, Inc., a corporation organized under the laws of the Province of Alberta, Canada (herein called "Maker"), promises to pay to the order of Pease Oil and Gas Company, a corporation organized under the laws of the State of Nevada (herein called "Payee", which term herein in every instance shall refer to any owner or holder of this Note) the sum of One Hundred Eighty Thousand and no/100 dollars ($180,000.00), without interest, such principal being payable in lawful money of the United States of America at the office of Payee in Grand Junction, Mesa County, Colorado, or at such other place as Payee may designate hereafter in writing.

     The principal balance hereof remaining unpaid shall not bear interest.

     All past due  principal  of this Note shall bear  interest at the lesser of
(1) 2% above the annual rate which equals the floating commercial loan rate publicly announced from time to time by Wells Fargo Bank West N.A. as its "prime rate," or (2) the maximum lawful rate of interest permitted by the applicable usury laws, now or hereafter enacted, which interest rate (herein called the "Maximum Rate") shall change when and as said laws shall change to the extent permitted by said laws, effective on the day such change in said laws become effective, from the date the payment thereof shall have become due until the same have been fully discharged by payment, and all such past due principal shall be immediately due and payable.

     The principal amount outstanding under this Note shall be repaid to Payee in eight equal quarterly installments of $22,500 each (a "Quarterly Payment"), on the first day of June, September, December and March, commencing June 1, 2001, with all remaining principal due on or before March 1, 2003. Notwithstanding the immediately preceding sentence, if at any time prior to the payment in full of this Note, Maker receives capital from the closing of any debt or equity funding transaction of any kind, then within five days after the closing of such funding transaction Maker shall make a principal payment (a "Funding Payment") to Payee equal to the gross amount of capital raised by Maker times a fraction, the numerator of which is $90,000 and the denominator of which is $1,000,000, but in no event shall any such Funding Payment exceed the outstanding principal amount due on this Note as of the date of closing the funding transaction. The amount of any Funding Payment shall be applied against the Quarterly Payments due hereunder, in the inverse order of approaching maturities.

     So long as any principal amount is outstanding under this Note, Maker shall furnish Payee with (1) notice 15 days prior to the closing of any funding transaction as described in the immediately preceding paragraph and (2) unaudited quarterly statements of income or loss, cash flow and financial position (in each case within 45 days after the end of the first three fiscal quarters of each fiscal year of Maker) and an annual audited statement of profit or loss, cash flow, and financial position (within 90 days after the end of each fiscal year of Maker).

     Maker may prepay this Note in whole or in part at any time without being required to pay any penalty herein for such privilege.

     If Maker shall file a voluntary petition in bankruptcy, or shall be adjudicated a bankrupt or insolvent, or shall file any petition or answer seeking for Maker any arrangement, composition, readjustment, or similar relief under any present or future statute, law or regulation, or shall file any answer admitting the material allegations of a petition filed against Maker in any such proceeding, or shall seek or consent to or acquiesce in the appointment of any trustee or receiver, on all or any substantial part of the properties of Maker, or if a decree or order by a court having jurisdiction in the premises shall have been entered adjudging Maker to be bankrupt or insolvent under the bankruptcy laws or any applicable law of the Province of Alberta, Canada, or appointing a receiver or trustee or assignee in bankruptcy or insolvency of Maker or any of Maker's properties, and such decree or order shall have continued undischarged or unstayed for a period of 30 days, or if Maker shall make an assignment for the benefit of creditors, or if Maker shall fail to pay this Note or any installment hereof, whether principal or interest, when due, then Payee shall have the option, to the extent permitted by applicable law, to declare this Note due and payable, whereupon the entire unpaid principal balance of this Note and all accrued unpaid interest hereon thereupon at once shall mature and become due and payable without presentment, demand, protest or notice of any kind (including, but not limited to, notice of intention to accelerate or notice of acceleration), all of which hereby are expressly waived by Maker.

     Maker hereby waives grace, demand, presentment for payment, notice of any kind (including, but not limited to, notice of dishonor, notice of protest, notice of intention to accelerate and notice of acceleration) and diligence in collecting and bringing suit against Maker, and agrees (i) to all extensions and partial payments, with or without notice, before or after maturity, and (ii) that it will not be necessary for Payee, in order to enforce payment of this Note, to first institute or exhaust Payee's remedies against Maker.

     In the event of default hereunder and this Note is placed in the hands of an attorney for collection (whether or not suit is filed), or if this Note is collected by suit or legal proceedings or through the probate court or bankruptcy proceedings, Maker agrees to pay all reasonable attorneys' fees and all expenses of collection and costs of court.

     If any provision in this Note shall be held invalid, illegal or unenforceable in any jurisdiction, the validity, legality or enforceability of any defective provisions shall not be in any way affected or impaired in any other jurisdiction, nor shall the invalid, illegal or unenforceable provision affect or impair any other provision of this Note.

     No delay or failure of the holder of this Note in the exercise of any right or remedy provided for hereunder shall be deemed a waiver of such right or remedy by the holder hereof, and no exercise of any right or remedy shall be deemed a waiver of any other right or remedy that the holder may have.

     It is the intention of the parties hereto to comply strictly with applicable usury laws, if any, accordingly, notwithstanding any provision to the contrary in this Note, in no event shall this Note or such documents require or permit the payment, taking, reserving, receiving, collection or charging of any sums constituting interest under applicable laws which exceed the maximum amount permitted by such laws. If any such excess interest is called for, contracted for, charged, taken, reserved, or received in connection with the loan evidenced by this note, or in any communication by Payee or any other person to Maker, or in the event all or part of the principal or interest hereof shall be prepaid or accelerated, so that under any of such circumstances or under any other circumstance whatsoever the amount of interest contracted for, charged, taken, reserved, or received on the amount of principal actually outstanding from time to time under this note shall exceed the maximum amount of interest permitted by applicable usury laws, then in any such event it is agreed as follows: (i) the provisions of this paragraph shall govern and control, (ii) the Maker shall not be obligated to pay the amount of such interest to the extent such interest is in excess of the maximum amount of interest permitted by applicable usury laws,
(iii) any such excess which is or has been received notwithstanding this paragraph shall be credited against the then unpaid principal balance hereof or, if this note has been or would be paid in full by such credit, refunded to Maker, and (iv) the provisions of this note and any communication to Maker shall immediately be deemed reformed and such excess interest reduced, without the necessity of executing any other document, to the maximum lawful rate allowed under applicable laws as now or hereafter construed by courts having jurisdiction hereof or thereof. Without limiting the foregoing, all calculations of the rate of interest contracted for, charged, collected, taken, reserved, or received in connection herewith which are made for the purpose of determining whether such rate exceeds the maximum lawful rate shall be made to the extent permitted by applicable laws by amortizing, prorating, allocating and spreading during the period of the full term of the loan, including all prior and subsequent renewals and extensions, all interest at any time contracted for, charged, taken, collected, reserved, or received. The terms of this paragraph shall be deemed to be incorporated in every loan document and communication relating to this Note.

     Subject to the approval of the Canadian Venture Exchange, at any time prior to the payment in full of this Note, Payee by delivery of this Note and written notice to the Maker may convert all, but not less than all, of the remaining outstanding principal due hereunder as of the date of delivery and receipt by Maker of such notice (the "Outstanding Amount") into the number of fully paid, and non-assessable shares (the "Shares") of common stock, no par value, of the Maker (the "Common Stock") equal to 100% of the Outstanding Amount divided by the Conversion Price . The Conversion Price shall be the lesser of (1) $.075 Canadian per share or (2) the price at which Maker may sell the Common Stock or any other securities convertible into its Common Stock at any time prior to payment in full of this Note; provided that if a price other than that set forth in clause (1) or (2) is prescribed by the Canadian Venture Exchange as part of its approval, then the Conversion Price shall be the price so prescribed by the Canadian Venture Exchange. Payee acknowledges that the Shares have not been registered under the applicable Canadian or U.S. federal or applicable state securities laws, and may not be issued upon conversion of this Note or exercise of the option contained herein unless in compliance with applicable rules of the Canadian Venture Exchange, the Alberta Securities Commission and U.S. federal and applicable state securities laws. Any shares of Common Stock issued to Payee under this Note shall have the same registration rights granted to Bellwether Exploration Company by Maker under the Registration Rights Agreement dated October 7, 1999 as amended December 10, 1999.

     In the event of a stock split or reverse split, such Conversion Price shall be automatically reduced or increased to reflect such stock split or reverse split. In the event of any capital reorganization or reclassification of the capital stock of the Maker, any consolidation or merger of the Maker with or into another corporation, or any sale, lease or other disposition of all or substantially all of the assets of the Maker, that is effected in such a manner that holders of shares of the Common Stock are entitled to receive securities and/or property (including cash) with respect to or in exchange for shares of the Common Stock, the Maker shall, as a condition precedent to such transaction, cause effective provision to be made so that Payee shall have the right thereafter to convert this Note for the kind and amount of securities and/or other property receivable upon such event by a holder of the number of shares of the Common Stock for which this Note could have been converted immediately prior to such event.

     Except to the extent required by federal law, this Note shall be governed by and construed under the laws of the State of Colorado.

     Any check, draft, money order or other instrument given in payment of all or any portion hereof may be accepted by Payee and handled in collection in the customary manner, but the same shall not constitute payment hereunder or diminish any rights of Payee except to the extent that actual cash proceeds of such instrument are unconditionally received by Payee.

                            CARPATSKY PETROLEUM, INC.


                            By: /s/ Robert Bensh
                            ------------------------
                            Robert Bensh, President